FOR IMMEDIATE RELEASE:     Wednesday, May 7, 2003

CONTACT:          Kevin Hardy
                           Chief Financial Officer
                           SOS Staffing Services, Inc.
                           801-484-4400
                           ir@sosstaffing.com

            SOS STAFFING SERVICES, INC. REPORTS FIRST QUARTER RESULTS

                   Management to hold conference call tomorrow
                         at 9:00 AM MDT (11:00 AM EDT).


SALT  LAKE  CITY,   UTAH  -  SOS  Staffing   Services,   Inc.  (the   "Company")
(NASDAQ/SmallCap: SOSS) today announced operating results for the 13-week period ended March 30, 2003.

Service revenues from continuing operations for the 13-week period ended March 30, 2003 were $35.9 million, compared to $41.9 million for the corresponding period of the prior fiscal year, a decrease of 14%. The decline in revenue was attributable to weakness in the economy and a continued slowdown in labor requirements within key job classifications served by the Company, particularly the construction industry.

Total operating expenses from continuing operations for the 13-week period ended March 30, 2003 were $7.6 million, compared to $8.7 million for the corresponding period of the prior fiscal year, a decrease of 13%. The decrease is primarily a result of the steps the Company has taken to reduce costs.

Loss from continuing operations before income taxes for the 13-week period ended March 30, 2003 was approximately ($1.3) million, compared to ($1.4) million for the 13-week period ended March 31, 2002.

For the 13-week period ended March 30, 2003, the Company reported a net loss of approximately ($1.3) million, compared to ($10.0) million for the corresponding period of the prior fiscal year. The loss for the 13-week period ended March 31, 2002 included a cumulative effect of a change in accounting principle of ($16.1) million and an income tax benefit of approximately $7.9 million related to the Job Creation and Workers Assistance Act of 2002.

Effective March 31, 2003, the Company entered into an amendment with its lenders to extend the Company's line of credit through April 30, 2004. In addition, certain financial covenants under the Company's credit facility were modified. Also, effective March 31, 2003, the Company entered into an amendment to the existing note purchase agreements with its senior noteholders, whereby the noteholders modified certain financial covenants. Pursuant to such amendment, the maturity date of the Company's Series A notes was extended to April 30, 2004.

JoAnn Wagner, the Company's chairman, president and chief executive officer, stated, "We are pleased to have negotiated an extension of our line of credit with our lenders. We also are pleased that gross margin as a percentage of sales has increased to 19.5% from 19.4%, despite increased unemployment insurance costs and the highly competitive pricing environment."

Ms. Wagner added, "We will continue to monitor our costs but are currently focusing on hiring additional account executives and enhancing our sales training program as a way to increase revenues."

SOS  Staffing  Services,   Inc.  is  a  provider  of  commercial   staffing  and
employment-related services, operating through a network of approximately 75 offices in 13 states.

SOS Staffing Services will hold a conference call on Thursday, May 8, 2003 at 9:00 a.m. Mountain Daylight Time (11:00 a.m. EDT) to report the Company's financial results for the 13-week period ended March 30, 2003.

The call will be broadcast live on the Internet and will be continuously rebroadcast on the Internet for one month thereafter. Interested parties may access the live web-cast on the Company's website at http://www.sosstaffing.com. Rebroadcasts are accessible at the same web site and also are available telephonically by dialing (800) 839-0860 and entering the following code: 1140.

After the financial report, Ms. Wagner and Kevin Hardy, the Company's senior vice president and chief financial officer, will respond to questions from analysts regarding the report. The analysts and Company management also may discuss the Company's operations, performance, debt, financial results and other items that would assist the analysts and other interested parties in estimating the financial and operational performance of the Company in future periods.


IMPORTANT NOTE:
Statements in this press release that are not purely historical are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward- looking statements include, without limitation, earnings projections. Each such statement encompasses the Company's beliefs, expectations, hopes or intentions regarding future events. Words such as "projects," "expects," "intends," "believes," "anticipates," "likely," "hopes" and other words of similar meaning also identify forward-looking statements. All forward-looking statements included in this release are made as of the date hereof and are based on information available to the Company as of such date. The Company assumes no obligation to update any forward-looking statement. Readers are cautioned that all forward-looking statements involve risks, uncertainties and other factors that could cause the Company's actual results to differ materially from those anticipated in such statements including, without limitation, the Company's ability to attract and retain the staff, temporary and other employees needed to implement the Company's business plan and to meet customer needs, economic fluctuations, existing and emerging competition, changes in demand for the Company's services, availability of workers' compensation insurance, and the ability of the Company to obtain adequate financing to fund operations. Risk factors, cautionary statements and other conditions, including economic, competitive, governmental and technology factors, that could cause actual results to differ from the Company's current expectations are discussed in the Company's Annual Report on Form 10-K and other reports filed with the Securities and Exchange Commission.

                                      # # #

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





--------------------------------------------------------------------------------
                           SOS STAFFING SERVICES, INC.
--------------------------------------------------------------------------------

                  Summary Consolidated Statements of Operations
                                   (Unaudited)
                      (in thousands, except per share data)

                                                                  13 Weeks Ended
                                                       March 30, 2003        March 31, 2002
                                                    --------------------- ---------------------
  SERVICE REVENUES                                      $        35,867       $        41,939
  DIRECT COST OF SERVICES                                        28,860                33,782
                                                    --------------------- ---------------------
         Gross profit                                             7,007                 8,157
                                                    --------------------- ---------------------

  OPERATING EXPENSES:
       Selling, general and administrative                        6,970                 7,911
       Depreciation and amortization                                491                   430
       Finance advisory costs                                       171                    --
       Restructuring charges                                         --                   345
                                                    --------------------- ---------------------
         Total operating expenses                                 7,632                 8,686
                                                    --------------------- ---------------------

  LOSS FROM OPERATIONS                                             (625)                 (529)
  OTHER EXPENSE                                                    (695)                 (906)
                                                    --------------------- ---------------------

  LOSS  FROM CONTINUING OPERATIONS BEFORE INCOME
     TAXES                                                       (1,320)               (1,435)

  INCOME TAX BENEFIT                                                 --                 7,927
                                                    --------------------- ---------------------

  (LOSS) INCOME FROM CONTINUING OPERATIONS
                                                                 (1,320)                6,492

  LOSS FROM DISCONTINUED OPERATIONS (net of tax)
                                                                     (7)                 (417)

  CUMULATIVE EFFECT OF CHANGE IN ACCOUNTING
  PRINCIPLE                                                          --               (16,083)
                                                    --------------------- ---------------------

  NET LOSS                                             $         (1,327)      $       (10,008)
                                                    ===================== =====================

  (LOSS) INCOME FROM CONTINUING OPERATIONS PER
     COMMON SHARE
         Basic and diluted                             $          (0.10)      $          0.51

  NET LOSS PER COMMON SHARE
         Basic and diluted                             $          (0.10)      $         (0.79)

  WEIGHTED AVERAGE COMMON SHARES
         Basic                                                   12,691                12,691
         Diluted                                                 12,691                12,694

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





   -----------------------------------------------------------------------------
                           SOS STAFFING SERVICES, INC.
   -----------------------------------------------------------------------------

                     Summary Consolidated Balance Sheet Data
                                   (Unaudited)
                                 (in thousands)

                                               ASSETS

                                                         March 30, 2003          December 29, 2002
                                                      ---------------------    ----------------------
CURRENT ASSETS
Cash and cash equivalents                                  $         631            $         495
Accounts receivable, less allowances of $851 and
    $1,031, respectively                                          13,694                   15,130
Prepaid expenses and other                                         2,220                      741
Income tax receivable                                              3,821                    3,806
                                                      ---------------------    ----------------------
    Total current assets                                          20,366                   20,172
                                                      ---------------------    ----------------------

PROPERTY AND EQUIPMENT, net                                        2,563                    2,923
                                                      ---------------------    ----------------------

OTHER ASSETS
Intangible assets, net                                            17,261                   17,340
Restricted cash                                                    1,333                    1,333
Deposits and other assets                                          1,152                    1,485
                                                      ---------------------    ----------------------
    Total other assets                                            19,746                   20,158
                                                      ---------------------    ----------------------

    Total assets                                           $      42,675            $      43,253
                                                      =====================    ======================

                                LIABILITIES AND SHAREHOLDERS' EQUITY

                                                         March 30, 2003          December 29, 2002
                                                      ---------------------    ----------------------
CURRENT LIABILITIES
Current portion of workers' compensation reserve           $       3,606            $       3,713
Accrued payroll costs                                              1,745                    1,766
Accrued liabilities                                                1,638                    1,775
Current portion of notes payable                                   1,374                    1,374
Accounts payable                                                     359                      666
                                                      ---------------------    ----------------------
    Total current liabilities                                      8,722                    9,294
                                                      ---------------------    ----------------------

LONG-TERM LIABILITIES
Notes payable, less current portion                               21,938                   21,967
Line of credit                                                     2,481                      994
Workers' compensation reserve, less current portion                1,696                    1,747
Deferred compensation and other liabilities                          633                      719
                                                      ---------------------    ----------------------
    Total long-term liabilities                                   26,748                   25,427
                                                      ---------------------    ----------------------

SHAREHOLDERS' EQUITY                                               7,205                    8,532
                                                      ---------------------    ----------------------

    Total liabilities and shareholders' equity             $      42,675       $           43,253
                                                      =====================    ======================

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